Exhibit (s)

POWER OF ATTORNEY

The undersigned, being officers and directors of BlackRock Debt Strategies Fund, Inc.  (the "Fund"), do hereby, appoint John M. Perlowski, Robert W. Crothers, Neal J. Andrews, Janey Ahn, Jay M. Fife and Benjamin Archibald, and each of them, his or her true and lawful attorneys and agents, each with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such officer or director a Registration Statement on Form N-2, allowing for delayed offerings pursuant to Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"), including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Fund pursuant to Rule 462(b) of the 1933 Act, and any other filings in connection therewith, and to file the same under the 1933 Act and/or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Fund or the registration or offering of the Fund’s common shares, as applicable; granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 6th day of June, 2014.

Signature	Title

/s/ John M. Perlowski	President and Chief Executive Officer
John M. Perlowski

/s/ Neal J. Andrews	Chief Financial Officer
Neal J. Andrews

/s/ Michael J. Castellano	Director
Michael J. Castellano

/s/ Richard E. Cavanagh	Director
Richard E. Cavanagh

/s/ Frank J. Fabozzi	Director
Frank J. Fabozzi

/s/ Kathleen F. Feldstein	Director
Kathleen F. Feldstein

/s/ James T. Flynn
James T. Flynn	Director

/s/ Jerrold B. Harris	Director
Jerrold B. Harris

/s/ R. Glenn Hubbard	Director
R. Glenn Hubbard

/s/ W. Carl Kester	Director
W. Carl Kester

/s/ Karen P. Robards	Director
Karen P. Robards

/s/ Paul L. Audet	Director
Paul L. Audet

/s/ Henry Gabbay	Director
Henry Gabbay

Signature Page to DSU ATM N-2 Power of Attorney